Exhibit 99.1
Upstart Announces First Quarter 2021 Results

SAN MATEO, Calif. – May 11, 2021 – Upstart Holdings, Inc. (NASDAQ: UPST), a leading artificial intelligence (AI) lending platform, today announced financial results for its first quarter of the fiscal year 2021 ended March 31, 2021. Upstart will host a conference call and webcast at 1:30 p.m. Pacific Time today. An earnings presentation and link to the webcast are available at ir.upstart.com.

“Upstart is delivering a combination of growth and profits that is rare in FinTech and in the technology industry overall,” said Dave Girouard, CEO of Upstart. He added, “The advantages of AI in lending are becoming more apparent by the day and Upstart is synonymous with this newly emerging category.”

First Quarter 2021 Financial Highlights
•Revenue. Total revenue was $121 million, an increase of 90% from the first quarter of 2020. Total fee revenue was $116 million, an increase of 71% year-over-year.

•Transaction Volume and Conversion Rate. Bank partners originated 169,750 loans, totaling $1.73 billion, across our platform in the first quarter, up 102% from the same quarter of the prior year. Conversion on rate requests was 22% in the first quarter of 2021, up from 14% in the same quarter of the prior year.

•Income from Operations. Income from operations was $15.6 million, from $0.6 million the prior year.

•Net Income and EPS. GAAP net income was $10.1 million, up from $1.5 million in the same quarter of the prior year. Adjusted net income was $19.9 million, up from $3.4 million in the same quarter of the prior year. Accordingly, GAAP diluted earnings per share was $0.11, and diluted adjusted earnings per share was $0.22 based on the weighted-average common shares outstanding during the period.

•Contribution Profit. Contribution profit was $55.8 million, up 117% from in the first quarter of 2020, with a contribution margin of 48% compared to a 38% contribution margin in the first quarter of 2020.

•Adjusted EBITDA. Adjusted EBITDA was $21.0 million, up 472% year-over-year. The first quarter 2021 adjusted EBITDA margin was 17% of total revenue, from 6% in the first quarter of 2020.

Financial Outlook:
For the second quarter of 2021, Upstart expects:
•Revenue of $150 to $160 million
•Contribution Margin of approximately 44%

•Net Income of $8 to $12 million
•Adjusted Net Income of $21 to $25 million
•Adjusted EBITDA of $23 to $27 million
•Basic Weighted-Average Share Count of approximately 77.0 million shares
•Diluted Weighted-Average Share Count of approximately 94.9 million shares

For the 2021 fiscal year, Upstart now expects:
•Revenue of approximately $600 million (vs prior guidance of $500 million)
•Contribution Margin of approximately 42% (vs prior guidance of 41%)

And continues to expect:
•Adjusted EBITDA Margin of approximately 10%

Upstart has not reconciled the forward-looking non-GAAP measures above to comparable forward-looking GAAP measures because of the potential variability and uncertainty of incurring these costs and expenses in the future. Accordingly, a reconciliation is not available without unreasonable effort.

Key Operating Metrics and Non-GAAP Financial Measures
For a description of our key operating measures, please see the section titled “Key Operating Metrics” below.

Reconciliations of non-GAAP financial measures to the most directly comparable financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section titled "About Non-GAAP Financial Measures” below.

Conference Call and Webcast
•Live Conference Call and Webcast at 1:30 p.m. PT on May 11, 2021. To access the call in the U.S. and Canada, dial +1 800-437-2398 (code 6013867), and outside of the U.S. and Canada, dial +1 323-289-6576 (code 6013867). A webcast is available at ir.upstart.com.
•Event Replay. To replay the call in the U.S. and Canada, dial +1 888-203-1112 (code 6013867), and outside of the U.S. and Canada, dial +1 719-457-0820 (code 6013867). A call replay is available through May 21, 2021. The webcast will be archived for one year at ir.upstart.com.

About Upstart
Upstart is a leading AI lending platform partnering with banks to expand access to affordable credit. By leveraging Upstart's AI platform, Upstart-powered banks can have higher approval rates and lower loss rates, while simultaneously delivering the exceptional digital-first lending experience their customers demand. More than two-thirds of Upstart loans are approved instantly and are fully automated. Upstart was founded by ex-Googlers in 2012 and is based in San Mateo, California and Columbus, Ohio.

Press
press@upstart.com

Investors
ir@upstart.com

Forward-Looking Statements
This press release contains forward-looking statements, including but not limited to, statements regarding our outlook for the full year and second quarter of 2021. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "anticipate", "estimate", "expect", "project", "plan", “project”, "intend", “target”, “aim”, "believe", "may", "will", "should", “could”, "can have", "likely" and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Forward-looking statements give our current expectations and projections relating to our financial condition; plans; objectives; assumptions; risks; future performance; business; and results of operations, including revenue, contribution margin, net income (loss), non-GAAP adjusted net income, adjusted EBITDA, adjusted EBITDA margin, basic weighted-average share count and diluted weighted-average share count. Neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. The forward-looking statements included in this press release and on the related teleconference call relate only to events as of the date hereof. Upstart undertakes no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.
All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected. More information about factors that could affect our results of operations and risks and uncertainties are provided in our public filings with the Securities and Exchange Commission, copies of which may be obtained by visiting our investor relations website at www.upstart.com or the SEC’s website at www.sec.gov. These risks and uncertainties include, but are not limited to, our ability to sustain our growth rates; the effectiveness of our credit decisioning models and risk management efforts; overall economic conditions; disruptions in the credit markets; our ability to retain existing, and attract new, bank partners and lenders; and our ability to operate successfully in a highly-regulated industry.

Key Operating Metrics
We review a number of operating metrics, including transaction volume, dollars; transaction volume, number of loans; and conversion rate; to evaluate our business, measure our performance, identify trends affecting our business, formulate business plans, and make strategic decisions.
We define “transaction volume, dollars” as the total principal of loans transacted on our platform between a borrower and the originating bank during the period presented. We define “transaction volume, number of loans” as the number of loans facilitated on our platform between a borrower and the originating bank during the period presented. We believe these metrics are good proxies for our overall scale and reach as a platform.
We define “conversion rate” as the number of loans transacted in a period divided by the number of rate inquiries received, which we record when a borrower requests a loan offer on our platform. We track this metric to understand the impact of improvements to the efficiency of our borrower funnel on our overall growth.

About Non-GAAP Financial Measures
In addition to our results determined in accordance with generally accepted accounting principles in the United States (“GAAP”), we believe the non-GAAP measures of contribution profit (loss), contribution margin, adjusted EBITDA, adjusted EBITDA margin, adjusted net income or loss, and adjusted net income or loss per share are useful in evaluating our operating performance. Certain of these non-GAAP measures exclude stock-based compensation, warrant expenses, depreciation, amortization, and other non-operating expenses. We exclude stock-based compensation and income and expense on warrants and other non-operating expenses because they are non-cash in nature and exclude in order to facilitate comparisons to other companies’ results.

We believe non-GAAP information is useful in evaluating the operating results, ongoing operations, and for internal planning and forecasting purposes. We also believe that non-GAAP financial measures provide consistency and comparability with past financial performance and assist investors with comparing Upstart to other companies some of which use similar non-GAAP financial measures to supplement their GAAP results. We believe non-GAAP financial measures are presented for supplemental informational purposes only and should not be considered a substitute for financial information presented in accordance with GAAP and may be different from similarly titled non-GAAP financial measures used by other companies.

Key limitations of our non-GAAP financial measures include:

•    Contribution Profit is not a GAAP financial measure of, nor does it imply, profitability. Even if our revenue exceeds variable expenses over time, we may not be able to achieve or maintain profitability, and the relationship of revenue to variable expenses is not necessarily indicative of future performance;
•    Contribution Profit does not reflect all of our variable expenses and involves some judgment and discretion around what costs vary directly with loan volume. Other companies that present contribution profit calculate it differently and, therefore, similarly titled measures presented by other companies may not be directly comparable to ours;
•    Although depreciation expense is a non-cash charge, the assets being depreciated may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•    Adjusted EBITDA excludes stock-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense for our business and an important part of our compensation strategy;
•    Adjusted EBITDA does not reflect: (1) changes in, or cash requirements for, our working capital needs; (2) interest expense, or the cash requirements necessary to service interest or principal payments on our debt, which reduces cash available to us; or (3) tax payments that may represent a reduction in cash available to us;
•    The expenses and other items that we exclude in our calculation of Adjusted EBITDA may differ from the expenses and other items, if any, that other companies may exclude from Adjusted EBITDA when they report their operating results.

Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures are used in this press release.

UPSTART HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF BALANCE SHEETS
(In Thousands, Except Share and Per Share Data)
(Unaudited)

	December 31,	March 31,
	2020	2021
Assets
Cash	$250,819	$257,017
Restricted cash	60,514	79,049
Loans (at fair value)	78,460	57,189
Notes receivable and residual certificates (at fair value)	19,074	16,033
Property, equipment, and software, net	10,032	10,098
Operating lease right of use assets	18,310	17,265
Other assets (includes $6,831 and $8,734 at fair value as of December 31, 2020 and March 31, 2021, respectively)	40,046	51,937
Total assets	$477,255	$488,588
Liabilities and Stockholders’ Equity
Liabilities:
Accounts payable	$13,775	$8,127
Payable to investors	45,501	56,490
Borrowings	62,626	41,891
Accrued expenses and other liabilities (includes $9,530 and $12,628 at fair value as of December 31, 2020 and March 31, 2021, respectively)	35,669	42,869
Operating lease liabilities	19,432	18,621
Total liabilities	177,003	167,998
Stockholders’ equity:
Common stock, $0.0001 par value; 700,000,000 shares authorized; 73,314,026 and 73,908,252, shares issued and outstanding as of December 31, 2020 and March 31, 2021, respectively	7	7
Additional paid-in capital	369,467	379,703
Accumulated deficit	(69,222)	(59,120)
Total stockholders’ equity	300,252	320,590
Total liabilities and stockholders’ equity	$477,255	$488,588

UPSTART HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS and COMPREHENSIVE INCOME
(In Thousands, Except Share and Per Share Data)
(Unaudited)

	Three Months Ended March 31,
	2020	2021
Revenue:
Revenue from fees, net	$68,013	$116,170
Interest income and fair value adjustments, net (includes $608 from related parties expense and $4,335 of related parties fair value adjustments for the three months ended March 31, 2020)	(4,019)	5,175
Total revenue	63,994	121,345
Operating expenses:
Sales and marketing	35,952	49,376
Customer operations	8,811	17,388
Engineering and product development	7,018	18,988
General, administrative, and other	11,660	20,019
Total operating expenses	63,441	105,771
Income from operations	553	15,574
Other income (expense)	150	(5,233)
Income (expense) on warrants and other non-operating expenses, net	289	(18)
Net income before income taxes	992	10,323
Provision for income taxes	—	221
Net income before attribution to noncontrolling interests	992	10,102
Net loss attributable to noncontrolling interests	(488)	—
Net income attributable to Upstart Holdings, Inc. common stockholders	$1,480	$10,102

Net income per share attributable to Upstart Holdings, Inc. common stockholders, basic	$—	$0.14
Net income per share attributable to Upstart Holdings, Inc. common stockholders, diluted	$—	$0.11
Weighted-average number of shares outstanding used in computing net income per share attributable to Upstart Holdings, Inc. common stockholders, basic	14,625,267	73,629,122
Weighted-average number of shares outstanding used in computing net income per share attributable to Upstart Holdings, Inc. common stockholders, diluted	14,625,267	91,449,571

UPSTART HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)
(Unaudited)

	Three Months Ended March 31,
	2020	2021
Cash flows from operating activities
Net income before attribution to noncontrolling interests	$992	$10,102
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Change in fair value of financial instruments (includes $(4,335) to related parties for the three months ended March 31, 2020)	11,995	901
Stock-based compensation	1,965	8,622
Gain (loss) on loan servicing arrangements and sale of noncontrolling interests, net	(1,459)	67
Depreciation and amortization	515	816
Noncash interest expense	18	18
Net changes in operating assets and liabilities:
Purchase of loans for immediate resale to investors	(848,540)	(1,294,634)
Proceeds from immediate resale of loans to investors	848,540	1,294,634
Purchase of loans held-for-sale	(97,924)	(18,240)
Principal payments received for loans held-for-sale	2,328	2,637
Net proceeds from sale of loans held-for-sale	6,813	38,140
Other assets	(202)	(9,988)
Operating lease liability and right-of-use asset	37	234
Accounts payable	(3,003)	(5,807)
Payable to investors	570	10,989
Accrued expenses and other liabilities	(9,167)	4,601
Net cash (used in) provided by operating activities	(86,522)	43,092

Cash flows from investing activities
Principal payments received for loans held by consolidated securitizations	15,273	—
Net proceeds from sale of loans held-for-investment	88,136	8,329
Principal payments received for loans held-for-investment	5,429	3,002
Principal payments received for notes receivable and repayments of residual certificates	4,028	3,119
Purchase of loans held-for-investment	(2,755)	(12,947)
Purchase of notes receivable and residual certificates	(4)	—
Purchase of property and equipment	(508)	(267)
Capitalized software costs	(858)	(334)
Net cash provided by investing activities	108,741	902

Cash flows from financing activities
Payments made on securitization notes and certificates (includes $633 paid to related parties for the three months ended March 31, 2020)	(16,740)	—
Repayments of borrowings	(78,011)	(26,584)
Distributions made to noncontrolling interests	(381)	—
Proceeds from borrowings	64,839	5,831
Proceeds from exercise of stock options	185	1,492
Net cash used in financing activities	(30,108)	(19,261)
Net increase (decrease) in cash and restricted cash	(7,889)	24,733

UPSTART HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)
(Unaudited)

Cash and restricted cash
Beginning of period	80,067	311,333
End of period	$72,178	$336,066

UPSTART HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In Thousands, Except Share and Per Share Data)
(Unaudited)

	Three Months Ended March 31,
	2020	2021
Revenue from fees, net	$68,013	$116,170
Income from operations	553	15,574
Operating Margin	1%	13%
Sales and marketing, net of borrower acquisition costs(1)	$1,249	$3,254
Customer operations, net of borrower verification and servicing costs(2)	1,161	3,126
Engineering and product development	7,018	18,988
General, administrative, and other	11,660	20,019
Interest income and fair value adjustments, net	4,019	(5,175)
Contribution Profit	$25,660	$55,786
Contribution Margin(3)	38%	48%
(1)Borrower acquisition costs were $34.7 million and $46.1 million for the three months ended March 31, 2020 and 2021, respectively. Borrower acquisition costs consist of our sales and marketing expenses adjusted to exclude costs not directly attributable to attracting a new borrower, such as payroll-related expenses for our business development and marketing teams, as well as other operational, brand awareness and marketing activities.
(2)Borrower verification and servicing costs were $7.7 million and $14.3 million the three months ended March 31, 2020 and 2021, respectively. Borrower verification and servicing costs consist of payroll and other personnel-related expenses for personnel engaged in loan onboarding, verification and servicing, as well as servicing system costs. It excludes payroll and personnel-related expenses and stock-based compensation for certain members of our customer operations team whose work is not directly attributable to onboarding and servicing loans.
(3)Contribution Margin is calculated as Contribution Profit divided by revenue from fees, net for the relevant period.

	Three Months Ended March 31,
	2020	2021
Total revenue	$63,994	$121,345,000
Net income attributable to Upstart Holdings, Inc. common stockholders	1,480	10,102
Net Income Margin	2%	8%
Adjusted to exclude the following:
Stock-based compensation	$1,965	$8,622
Depreciation and amortization	515	816
Income (expense) on warrants and other non-operating expenses(1)	(289)	18
Provision for income taxes	—	221
Acquisition-related costs	—	1,220
Adjusted EBITDA	$3,671	$20,999
Adjusted EBITDA Margin(2)	6%	17%
(1)Consists of fair value adjustments to our warrant liability for the three months ended March 31, 2020 and interest expense for the three months ended March 31, 2020 and 2021.
(2)Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by total revenue for the relevant period.

UPSTART HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In Thousands, Except Share and Per Share Data)
(Unaudited)

	Three Months Ended March 31,
	2020	2021
Net income attributable to Upstart Holdings, Inc. common stockholders	$1,480	$10,102
Adjusted to exclude the following:
Stock-based compensation	1,965	8,622
Acquisition-related costs	—	1,220
Adjusted Net Income	$3,445	$19,944

Adjusted Net Income per Share
Basic	$0.24	$0.27
Diluted	$0.05	$0.22
Weighted-average common shares outstanding
Basic	14,625,267	73,629,122
Diluted	73,545,518	91,449,571